      As filed with the Securities and Exchange Commission on August 20, 1998

                                                    Registration No. 333-
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                               ----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               ----------------------


                             REUTER MANUFACTURING, INC.
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)

                MINNESOTA                              41-0780999
    ---------------------------------              -------------------
       (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)              Identification No.)

                               ----------------------

                               410 11th Avenue South
                              Hopkins, Minnesota 55343
                                   (612) 935-6921

                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------------
                             REUTER MANUFACTURING, INC.
                               ----------------------
                             1997 NON-EMPLOYEE DIRECTOR
                                 STOCK OPTION PLAN
                              (Full title of the plan)

                               ----------------------

                                 WILLIAM H. JOHNSON
                             VICE PRESIDENT, CONTROLLER
                                   AND SECRETARY
                             REUTER MANUFACTURING, INC.
                               410 11TH AVENUE SOUTH
                              HOPKINS, MINNESOTA 55343
                                   (612) 935-6921
               (Name and address, including zip code, and telephone
                 number, including area code, of agent for service)
                               ----------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
             IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                               ----------------------
                          CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE                                      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
           REGISTERED              AMOUNT TO BE REGISTERED (1)          SHARE(2)              PRICE(2)         REGISTRATION FEE
------------------------------     ---------------------------     -------------------   ------------------    ----------------
 Common Stock, par value
 $0.1875 per share. . . . . .            125,000 shares                  $.8750               $109,375                $33


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the Reuter Manufacturing, Inc. 1997 Non-Employee Director Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average between the high and low reported bid prices of the Registrant's Common Stock on August 13, 1998, as reported by the local over-the-counter market under the symbol "RTMF."
--------------------------------------------------------------------------------

                                      PART II

                                INFORMATION REQUIRED
                           IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Reuter Manufacturing, Inc. (the "Company" or the "Registrant") (File No. 0-1561) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-KSB for the year ended December 31, 1997; (2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998; (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1998; (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          The financial statements and financial statement schedule of the Company as of and for the years ended December 31, 1997 and 1996, incorporated by reference in this Registration Statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, which reports are included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. The financial statements and financial statement schedule have been incorporated herein by reference in reliance on the report of PricewaterhouseCoopers LLP, given on the authority of that firm as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable - The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. Article XIV of the Company's Amended and Restated Articles of Incorporation limits the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. In addition, Article VII of the Company's Bylaws provides that the Company will indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by the Minnesota Business Corporation Act.

           The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

           The foregoing represents a summary of the general effect of the Minnesota Business Corporation Act, the Company's Articles of Incorporation and the Company's directors and officers liability insurance coverage for purposes of general description only.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable - no securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.

4.1 Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (File No. 0-1561)).

4.2       Amended Bylaws of the Company (incorporated by reference to Exhibit
          3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990 (File No. 0-1561)).

4.3 Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 0-1561)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1      Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

24.1      Power of Attorney (included on page 5 of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkins and State of Minnesota, on August 4, 1998.

                               REUTER MANUFACTURING, INC.

                               By  /s/  Michael J. Tate
                                 -----------------------------------------
                                     Michael J. Tate
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Tate and William H. Johnson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 4, 1998 in the capacities indicated.


     Signature                               Title
----------------------            -----------------------------------
/s/  James W. Taylor              Chairman of the Board and Director
-------------------------------
James W. Taylor

/s/  Michael J. Tate              President, Chief Executive Officer, Chief
-------------------------------   Financial Officer and Director (Principal
Michael J. Tate                   Executive and Financial Officer)

/s/  William H. Johnson           Vice President, Controller and Secretary
-------------------------------   (Principal Accounting Officer)
William H. Johnson

/s/  Edward E. Strickland         Director
-------------------------------
Edward E. Strickland

/s/  Kenneth E. Daugherty         Director
-------------------------------
Kenneth E. Daugherty

/s/  M. Karen Gilles              Director
-------------------------------
M. Karen Gilles

/s/  Robert W. Heller             Director
-------------------------------
Robert W. Heller


                               INDEX TO EXHIBITS



   ITEM
   NO.               DESCRIPTION                     METHOD OF FILING
  ------   -----------------------------    ----------------------------------
    4.1     Restated Articles of             Incorporated by reference to
            Incorporation,                   Exhibit 3.1 to the Company's
            as amended  . . . . . . . .      Annual Report on Form 10-KSB for
                                             the fiscal year ended December 31,
                                             1995 (File No. 0-1561).

    4.2     Amended Bylaws of the            Incorporated by reference to
            Company . . . . . . . . . .      Exhibit 3.2 to the Company's
                                             Annual Report on Form 10-K for the
                                             fiscal year ended December 31,
                                             1990 (File No. 0-1561).

    4.3     Form of the Company's Common     Incorporated by reference to
            Stock Certificate . . . . .      Exhibit 4.1 to the Company's
                                             Annual Report on Form 10-K for the
                                             year ended December 31, 1990 (File
                                             No. 0-1561).

    5.1     Opinion and Consent of           Filed herewith electronically.
            Oppenheimer Wolff &
            Donnelly  . . . . . . . . .

    23.1    Consent of Oppenheimer Wolff     Included in Exhibit 5.1.
            & Donnelly  . . . . . . . .


    23.2    Consent of                       Filed herewith electronically.
            PricewaterhouseCoopers
            LLP   . . . . . . . . . . .


    24.1    Power of Attorney    . . . . .   Included on page 5 of this
                                             Registration Statement.
